FOR IMMEDIATE RELEASE:

NEWS

December 24, 2007

OTCBB: ZLUE

Zulu Energy Corp. Completes Botswana Acquisition

DENVER, Colorado – Zulu Energy Corp. (OTCBB: ZLUE) today announced the closing of agreements resulting in Zulu Energy becoming the owner of all of the stock of Nyati Mauritius Limited.  Nyati Mauritius’ indirect wholly-owned subsidiary, Nyati Energy Resources Botswana (Proprietary) Limited, holds exploration licenses in Botswana.  Zulu Energy acquired its interests based on management’s belief in the potential for a significant Coalbed Methane project in the lease area.

In connection with the share acquisition, Zulu issued 30 million shares of its common stock and agreed to pay an aggregate of $3 million in cash and to issue a five-year warrant to purchase 15 million shares of Zulu common stock.  Zulu must raise a minimum of $5 million in private financing or a portion of the transaction may be rescinded.

Paul Stroud, President and CEO of Zulu Energy, said he is pleased to have concluded the share acquisitions, and that he is making plans to commence exploratory work in Botswana in early 2008.  Mr. Stroud noted that additional financing will be required to meet the Company’s funding commitments in the share exchange and to pursue the project work in Botswana.

Forward-Looking Statements

This press release includes forward-looking statements as determined by the U.S. Securities and Exchange Commission (the "SEC").  All statements, other than statements of historical facts, included in this press release that address activities, events, or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include the Company's ability to obtain financing to pay a portion of the acquisition consideration and to fund project work in Botswana, the absence of any proved reserves, the need to obtain governmental approvals to renew the leases and to conduct various operational activities, general economic and business conditions, and other factors over which the Company has little or no control.  The Company does not intend (and is not obligated) to update publicly any forward-looking statements.  The contents of this press release should be considered in conjunction with the warnings and cautionary statements contained in the Company's filings with the SEC.

Contacts:

Jay Pfeiffer

Pfeiffer High Investor Relations, Inc.

303-393-7044

Satyendra Deshpande

Chief Financial Officer

Zulu Energy Energy Corp.

(716) 400-1664